EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made as of July 1, 1996, between UNIVERSITY ONLINE, INC., a corporation organized and existing under the laws of the State of Delaware ("UOL") and NARASIMHAN P. KANNAN ("Kannan").

         WHEREAS, UOL desires to employ Kannan and Kannan desires to accept such employment on the terms and conditions hereinafter set forth; and

         WHEREAS, the parties hereby acknowledge that the goodwill, continued patronage, names, addresses and specific business requirements of UOL's clients and customers, and the designs, procedures, systems, strategies, business methods and know-how of UOL, having been acquired through UOL's efforts and the expenditure of considerable time and money, are among the principal assets of UOL; and

         WHEREAS, the parties hereby acknowledge that as a result of the position(s) in which Kannan is and will be employed, Kannan has developed and will continue to develop special skills and knowledge peculiar to UOL's business, whereby he has become and will continue to become, through his employment with UOL, acquainted with the identities of the clients and customers of UOL, and has acquired and will continue to acquire access to the techniques of UOL in carrying on its business, as well as other confidential and proprietary information; and

         WHEREAS, the parties hereto acknowledge that the Covenants set forth in
Section 8 of this Agreement are necessary for the reasonable and proper protection of UOL's confidential and proprietary information (as defined herein), customer relationships, and the goodwill of UOL's business, and that such Covenants constitute a material portion of the consideration for Kannan's employment hereunder.

         NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Term. UOL agrees to employ Kannan, and Kannan agrees to be employed, as Chairman of the Board of Directors and Chief Executive Officer of UOL, or in such other management position as the Board of Directors may from time to time assign, for a term of two (2) years commencing July 1, 1996 and ending June 30, 1998 (the "Initial Term"), unless such employment is sooner terminated as provided herein.

         2. Renewal Terms. Unless either party provides written notice to the other of its/his intention not to renew this Agreement at least sixty (60) days prior to the expiration of the

Initial Term (or then-current renewal term hereof), this Agreement shall be automatically renewed for consecutive additional one (1) year renewal terms, subject to the termination provisions set forth in Section 7 hereof.

         3. Compensation. In consideration of Kannan's services as Chief Executive Officer and Chairman of the Board (or any other capacity in which Kannan may be employed by UOL), UOL shall pay Kannan a minimum annual base salary of One Hundred Sixty Thousand and 00/100 Dollars ($160,000.00) per annum, payable in equal monthly installments in accordance with UOL's normal payroll practices, plus an annual performance bonus of up to fifty percent (50%) of Kannan's base salary in an amount to be determined by the Board of Directors of UOL in its sole discretion, based upon the growth rate in revenues and earnings of UOL during the term hereof. Kannan's total compensation shall also be reviewed by the Board of Directors of UOL on an annual basis during the term hereof and may be increased as UOL deems appropriate in its sole discretion. In the event that UOL completes an Initial Public Offering ("IPO") of UOL stock during the term hereof, Kannan's base salary shall be automatically increased to One Hundred Eighty Thousand and 00/100 Dollars ($180,000.00) per annum, beginning as of the effective date of such IPO.

         4. Employee Benefits; Vacation. During the term of this Agreement, Kannan shall be eligible to receive and/or participate in all employee benefits that are offered by UOL to its executive employees, including, without limitation, major medical, dental, and long term disability insurance coverage for Kannan. During the term hereof, Kannan shall be entitled to receive up to four (4) weeks (i.e., twenty (20) days) of paid vacation per calendar year. Up to five (5) days of accrued but unused vacation may be carried over by Kannan from one calendar year to the next.

         5. Reimbursement of Expenses. Kannan is authorized to incur reasonable expenses in connection with the business of UOL including expenses for travel and similar items. UOL will reimburse Kannan for all such reasonable expenses upon itemized account of expenditures.

         6. Illness or Disability. Kannan shall receive full compensation for any period of illness or disability during the term of this Agreement until such time as he receives benefits under the long term disability insurance coverage referred to in paragraph 4, supra. Notwithstanding the foregoing, UOL shall have the right to terminate this Agreement without further obligation to Kannan if such illness or disability shall be of such a character as totally to disable Kannan from rendering any services to UOL for a period of more than six (6) consecutive months on giving at least thirty (30) days' written notice of intention to do so.

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



         7. Termination of Employment. Kannan's employment hereunder is employment at will, and either UOL or Kannan may terminate this Agreement and Kannan's employment at any time, with or without cause. For purposes of this Agreement, notice of intent not to renew this Agreement given by UOL to Kannan shall not be deemed a termination hereof.

                  a. Severance Benefit Payable. If Kannan terminates this Agreement for Good Reason (as defined below), or if UOL terminates the Agreement other than (i) for Cause (defined below) or (ii) due to Kannan's Disability as described in Section 6 hereof, Kannan shall be entitled to receive, as his exclusive remedy for such termination, the severance benefit set forth in subsection 7d hereof (the "Severance Benefit"). Such Severance Benefit shall be payable to Kannan in equal monthly installments, consistent with UOL's standard payroll practices, the first of such installments to be due within thirty (30) days after termination hereof. In order, however, to invoke termination for "Good Reason" hereunder, Kannan must communicate such termination in advance and by written notice UOL, which written notice (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Kannan's employment under the provision so indicated and (iii) specifies the termination date (which date shall not be more than thirty (30) days after the giving of such notice).

                  b. Good Reason. For purposes of this Agreement, "Good Reason" shall mean (i) any material change in Kannan's duties, titles, authority or position with UOL, excluding any isolated, unsubstantial or inadvertent action not taken in bad faith and which is remedied by UOL promptly after receipt of notice thereof given by Kannan, (ii) any material reduction in Kannan's base salary below the amount in effect as of the date hereof, or (iii) any purported termination by UOL of Kannan's employment other than for Cause; provided, however, that no severance benefit shall be payable to Kannan based upon a termination of this Agreement for Good Reason unless such termination is properly noticed and takes effect within thirty (30) days after the occurrence of such Good Reason.

                  c. Cause. For purposes of this Agreement, "Cause" shall mean mismanagement, drug or alcohol abuse, conviction of a felony or crime involving moral turpitude, a material breach of this Agreement, or any willful or grossly negligent act or omission by Kannan having a material adverse effect on UOL, as determined by no less than a majority of the Board of Directors.

                  d. Amount of Severance Benefit. The amount of the Severance Benefit shall equal nine (9) months of Kannan's Base Salary, less applicable withholdings for taxes.

                  e.  Optional  Consulting  Arrangement.   In  the  event  of  a
termination hereof by Kannan due to a material change in


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Kannan's duties, titles, authority or position with UOL, excluding any isolated, unsubstantial or inadvertent action not taken in bad faith and which is remedied by UOL promptly after receipt of notice thereof given by Kannan, Kannan may, at his option and in lieu of the Severance Benefit described above, accept a consulting arrangement with UOL for a period of one (1) year (renewable on an annual basis by the Board of Directors in its sole discretion). Under such arrangement, Kannan shall devote substantially all of his time and best efforts on behalf of UOL and perform such duties as may be assigned to him by the President or Chief Executive Officer of UOL. As compensation for such consulting services, Kannan shall receive $750.00 per day. All pre-approved out of pocket expenses incurred by Kannan in the course of his performance under such consulting arrangement shall be reimbursed by UOL upon the provision by Kannan of appropriate receipts. Kannan shall also be eligible for performance bonuses as recommended by the Chief Executive Officer or President of UOL and approved by UOL's Board of Directors.

                  f. Deferred Compensation. In the event of a termination or nonrenewal of this Agreement and Kannan's employment hereunder, UOL shall provide for the payment to Kannan of all previously earned but unpaid compensation due and owing to Kannan on an installment basis and in a manner consistent with UOL's then current cash position. Notwithstanding the foregoing, full payment of all earned but unpaid compensation due and owing to Kannan shall be made by UOL not later than one (1) year following the termination or nonrenewal hereof. Notwithstanding the foregoing, if UOL completes an IPO during the term of this Agreement (including any renewals hereof), the entire amount of the earned but unpaid compensation owed to Kannan by UOL, less all amounts owed by Kannan to UOL (the "Net Deferred Compensation"), shall become immediately due and payable to Kannan; provided, however, that the Net Deferred Compensation payable to Kannan after applicable tax withholding shall in no event exceed One Hundred Thousand and 00/100 Dollars ($100,000.00). Kannan hereby authorizes UOL to retain earned but unpaid compensation owed to Kannan by UOL and apply such compensation towards repayment of any amounts owed by Kannan to UOL.

         8.       Restrictive Covenants.

                  a. Noncompetition. Kannan agrees that during, and for a period of two (2) years after, termination or expiration of this Agreement and his employment with UOL, he will not, directly or indirectly, on his own behalf or on behalf of any other individual or entity:

                  (1)      become  an  officer,   employee,   director,   agent,
                           representative, member, associate or consultant of a corporation, partnership, firm or other entity, or

                  (2) have, directly or indirectly, a proprietary interest in any business, firm, partnership, or other entity, or act as contractor thereto, or



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




                  (3) own, directly or indirectly, any stock in a corporation that engages in any business which is the same as or similar to that in which UOL is engaged or shall be engaged upon the termination of Kannan's employment with UOL, or renders any services that are the same as or similar to those services currently provided by UOL, or which UOL is providing as of the date of termination of Kannan's employment with UOL, and shall not in any other manner, directly or indirectly, compete to any extent with such business of UOL. Notwithstanding the foregoing, Kannan shall not be bound by the terms of this subsection 8a if the Agreement is terminated by UOL and such termination is without Cause as defined herein.

                  b. Nonsolicitation. During Kannan's employment with UOL, and for the two (2) year period of time described in Section 8a hereof, Kannan agrees not to solicit or conduct business with any client or customer of UOL (past or present), whether or not UOL is doing work for such client or customer as of the date of termination of Kannan's employment with UOL, as well as any prospective client or customer of UOL, or to contact, solicit, interfere with or attempt to entice in any form, fashion or manner any employee of UOL for the purpose of inducing that employee to terminate his/her employment with UOL or act in any way that would be contrary to the best interests of UOL.

                  c. Nondisclosure. During and after Kannan's employment with UOL, Kannan agrees not to disclose, or to knowingly allow any other employee to disclose, to any other person or business entity, or use for personal profit or gain, any confidential or proprietary information of UOL, regardless of whether the same shall be or may have been originated, discovered or invented by Kannan or by Kannan in conjunction with others. For purposes of this Agreement, the term "confidential or proprietary information" shall include, without limitation: the names, addresses and telephone numbers of past, present and prospective clients or customers of UOL, as well as products, designs, business plans, proposed business development, marketing strategies, customers requirements, contractual provisions, employee capabilities, proposed marketing initiatives, pricing methods, company earnings, computer software and reporting systems; and the procedures, systems and business methods of UOL.

                  d. Geographic Scope of Restrictive Covenants. The geographic area in which Kannan shall not engage in any of the prohibited activities listed in subsections 8a and 8b hereof shall be limited to: (a) the continental United States; (b) the State of California; (c) the State of Texas; (d) the State of Virginia; (e) all other states in which UOL has customers or otherwise conducts business; (f) the area within a 50 mile radius of UOL's place of business in Falls Church, Virginia; and (g) the area within a 50 mile radius of Waxahachie, Texas.



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



                  e. Additional Consideration. As additional consideration for Kannan's agreement to be bound by the terms of this Section 8, Kannan shall receive from UOL a lump sum payment of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) (the "Additional Consideration"). Kannan hereby acknowledges that he would not be entitled to receive the Additional Consideration but for his agreement to be bound by the provisions of this Section 8.

         9. Remedies for Breach. Kannan hereby acknowledges and agrees that a violation of any of the covenants set forth in Section 8 hereof (the "Covenants") would result in immediate and irreparable harm to UOL, and that UOL's remedies at law, including, without limitation, the award of money damages, would be inadequate relief to UOL for any such violation. Therefore, any violation or threatened violation by Kannan of the Covenants shall give UOL the right to enforce such Covenants through specific performance, temporary restraining order, preliminary or permanent injunction, and other equitable relief. Such remedies shall be cumulative and in addition to any other remedies UOL may have, at law or in equity.

         10. Notice of Subsequent Employment; Etc. Kannan agrees that he shall, during the two (2) year period following the termination of his employment with UOL, give reasonable written notice to UOL of the names and addresses of each person, firm, corporation or other entity by whom he is employed or for whom he acts as director, agent, representative, member, associate, or consultant. Kannan further agrees that if at any time during such two (2) year period he conducts business on his own account, or through a proprietary interest in any business, firm, partnership or other entity, or as contractor, or owns any stock in a corporation, Kannan shall give written notice to UOL of the name, address and nature of any such business.

         11.      Return of UOL Property; Assignment of Inventions.

                  a. Return of Property. Upon the termination of Kannan's employment with UOL for any reason, Kannan shall leave with or return to UOL all personal property belonging to UOL ("UOL Property") that is in Kannan's possession or control as of the date of such termination of employment, including, without limitation, all records, papers, drawings, notebooks, specifications, marketing materials, software, reports, proposals, equipment, or any other device, document or possession, however obtained, whether or not such UOL Property contains confidential or proprietary information of UOL as described in Section 8c hereof.

                  b. Assignment of Inventions. If at any time or times during Kannan's employment, Kannan shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship,


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documentation,  formula,  data,  technique,  know-how,  secret  or  intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that (a) relates to the business of UOL or any of the products or services being developed, manufactured or sold by UOL or that may be used in relation therewith, (b) results from tasks assigned him by UOL or (c) results from the use of premises or personal property (whether
tangible  or  intangible)   owned,   leased  or  contracted  for  by  UOL,  such
Developments and the benefits thereof shall immediately become the sole and absolute property of UOL and its assigns, and Kannan shall promptly disclose to UOL (or any persons designated by it) each such Development and hereby assigns any rights Kannan may have or acquire in the Developments and benefits and/or rights resulting therefrom to UOL and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to UOL.

                  Upon disclosure of each Development to UOL, Kannan will, during his employment and at any time thereafter, at the request and expense of UOL, sign, execute, make and do all such deeds, documents, acts and things as UOL and its duly authorized agents may reasonably require:

                           (i) to apply for, obtain and vest in the name of UOL alone (unless UOL otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                           (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

                  In the event UOL is unable, after reasonable effort, to secure Kannan's signature on any letters patent, copyright or other analogous protection relating to a Development, whether because of Kannan's physical or mental incapacity or for any other reason, Kannan hereby irrevocably designates and appoints UOL and its duly authorized officers and agents as Kannan's agents and attorneys-in-fact, to act for and in behalf of Kannan and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Kannan.



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



                  12. Survival. The provisions of Sections 8, 9, 10 and 11 hereof shall survive the termination of this Agreement, regardless of the manner or cause of such termination.

                  13. Effect of Agreement. This Agreement sets forth the final and complete Agreement of the parties. It shall not be assigned by Kannan and may not be modified except by way of a writing executed by both parties. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and assigns.

                  14. Governing Law. The provisions of this Agreement and any disputes arising hereunder shall be governed by and construed in accordance with the laws of the State of Virginia.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their seals affixed hereto as of the day and year first above written.

                                           UNIVERSITY ONLINE, INC.



                                           By: ______________________________
Corporate Seal                             Name:_____________________________
                                           Title:____________________________

Attest: ____________________
                  Secretary


                                           _____________________________(SEAL)
                                           Narasimhan P. Kannan


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